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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(D) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

       Date of Report (Date of earliest event reported): December 5, 2005

                               EMERSON RADIO CORP.
               (Exact Name of Registrant as Specified in Charter)

          Delaware                  0-25226                        22-3285224
       (State Or Other            (Commission                   (IRS Employer
       Jurisdiction Of            File Number)               Identification No.)
       Incorporation)

                 9 Entin Road, Parsippany, New Jersey        07054
               ------------------------------------------------------
               (Address of Principal Executive Offices)    (Zip Code)

       Registrant's telephone number, including area code: (973) 884-5800

                                 Not Applicable
                                 --------------
          (Former Name or Former Address, if changed since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))



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ITEM 1.02 TERMINATION OF A MATERIAL DEFINITIVE AGREEMENT.

See Item 8.01 for a discussion of the termination of the Amended and Restated Revolving Credit and Term Loan Agreement dated June 27, 2005 (the "Credit Agreement") among Emerson Radio Corp. ("Emerson"), PNC Bank, National Association, as agent ("PNC"), and the other parties named therein.

ITEM 8.01 OTHER EVENTS.

On December 5, 2005, the Chairman and Chief Executive Officer of Emerson, Geoffrey P. Jurick, completed the sale of 10,000,000 of his Emerson common shares to a subsidiary of The Grande Holdings Limited, a Hong Kong based group of companies engaged in a number of businesses including the manufacture, sale and distribution of audio, video and other consumer electronics and video products. The purchase price was $5.20 per share and was paid in a combination of cash and a convertible debenture of Grande. As a result of the sale, Grande became the owner of approximately 37% of Emerson's outstanding shares.

Mr. Jurick has informed Emerson that he intends to remain as its Chairman and Chief Executive Officer until a successor is appointed by the Board of Directors. The Board of Directors intends to begin process shortly in order to find a suitable replacement for Mr. Jurick upon his retirement and to insure a smooth transition of function.

In addition, on December 6, 2005, Emerson's Credit Agreement with PNC was terminated. At the time of the termination, Emerson had fully paid all of its outstanding borrowings under the facility. Emerson did not incur any early termination penalties in connection with the termination. While Emerson does not anticipate the need to borrow to support operations for the next few months, it has secured from Mr. Jurick an $8 million credit line which will terminate on the earlier of December 15, 2006 or the date when Emerson secures a new domestic lending facility. The Company currently is in negotiations to obtain a new domestic credit facility which it hopes to consummate within the next few weeks.

On December 5, 2005, Emerson issued a press release disclosing the sale of shares by Mr. Jurick, a copy of which is attached hereto as Exhibit 99.1.



ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS.

         (c)  Exhibits

As described above, the following Exhibit is furnished as part of this Current Report on Form 8-K:

         Exhibit 99.1 - Press release dated December 5, 2005


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                                    SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                             EMERSON RADIO CORP.


                                         By:  /s/ Guy A. Paglinco
                                             -----------------------------------
                                             Name:  Guy A. Paglinco
                                             Title: Vice President and Chief
                                                    Financial Officer

Dated: December 9, 2005





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